UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2013

RADIOSHACK CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-5571	75-1047710
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 RadioShack Circle, Mail Stop CF3-203, Fort Worth, Texas 76102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (817) 415-3011

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 12, 2013, William Nebes, III separated from RadioShack Corporation and no longer will serve as Senior Vice President – Mexico, effective immediately.   Michael Montes will assume Mr. Nebes’ role as Vice President and Managing Director of Mexico Operations.   Mr. Montes is a 12 year veteran of RadioShack, having spent years as a successful field operations leader in both Florida and Texas.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RadioShack Corporation
(Registrant)

Date: August 12, 2013	/s/ Holly Felder Etlin
Holly Felder Etlin
Interim Chief Financial Officer
(principal financial officer)

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